Series Number: 1
For period ending 7/31/2013

48)
      Investor, R, and Advisor
First $500 million 1.100%
Next $500 million 1.050%
Next $4 billion 1.000%
Next $5 billion 0.990%
Next $5 billion 0.980%
Next $5 billion 0.970%
Next $5 billion 0.950%
Next $5 billion 0.900%
Over $30 billion 0.800%

Institutional
First $500 million 0.900%
Next $500 million 0.850%
Next $4 billion 0.800%
Next $5 billion 0.790%
Next $5 billion 0.780%
Next $5 billion 0.770%
Next $5 billion 0.750%
Next $5 billion 0.700%
Over $30 billion 0.600%

72DD)                      1. Total income dividends for which record date passed during the period
        Investor Class                                           174
        Institutional Class                                           -

2. Dividends for a second class of open-end company shares
        R Class                                           -
        Advisor Class                                           4

73A)           1. Dividends from net investment income
        Investor Class                                           $0.2919
        Institutional Class                                           $0.3136

2. Dividends for a second class of open-end company shares
        R Class                                           $0.2374
        Advisor Class                                           $0.2647

74U)           1. Number of shares outstanding (000's omitted)
        Investor Class                                           727
        Institutional Class                                           1

2. Number of shares outstanding of a second class of open-end company shares (000'somitted)
        R Class                                            1
        Advisor Class                                           14

74V)           1. Net asset value per share (to nearest cent)
        Investor Class                                           $13.61
        Institutional Class                                           $13.67

2. Net asset value per share of a second class of open-end company shares (to nearestcent)
        R Class                                           $13.43
        Advisor Class                                           $13.53

Series Number: 2
For period ending 7/31/2013

48)
      Investor, R, and Advisor
First $500 million 1.100%
Next $500 million 1.050%
Next $4 billion 1.000%
Next $5 billion 0.990%
Next $5 billion 0.980%
Next $5 billion 0.970%
Next $5 billion 0.950%
Next $5 billion 0.900%
Over $30 billion 0.800%

Institutional
First $500 million 0.900%
Next $500 million 0.850%
Next $4 billion 0.800%
Next $5 billion 0.790%
Next $5 billion 0.780%
Next $5 billion 0.770%
Next $5 billion 0.750%
Next $5 billion 0.700%
Over $30 billion 0.600%

72DD)                      1. Total income dividends for which record date passed during the period
        Investor Class                                           60
        Institutional Class                                           -

2. Dividends for a second class of open-end company shares
        R Class                                           -
        Advisor Class                                           2

73A)           1. Dividends from net investment income
        Investor Class                                           $0.1072
        Institutional Class                                           $0.1292
2. Dividends for a second class of open-end company shares
        R Class                                                      $0.0523
        Advisor Class                                                      $0.0798

74U)           1. Number of shares outstanding (000's omitted)
        Investor Class                                           666
        Institutional Class                                           4

2. Number of shares outstanding of a second class of open-end company shares (000'somitted)
        R Class                                           4
        Advisor Class                                           31

74V)           1. Net asset value per share (to nearest cent)
        Investor Class                                           $14.18
        Institutional Class                                           $14.22

2. Net asset value per share of a second class of open-end company shares (to nearestcent)
        R Class                                           $14.06
        Advisor Class                                           $14.12

Series Number: 3
For period ending 7/31/2013

48)
      Investor, R, and Advisor
First $500 million 1.150%
Next $500 million 1.100%
Next $4 billion 1.050%
Next $5 billion 1.040%
Next $5 billion 1.030%
Next $5 billion 1.020%
Next $5 billion 1.000%
Next $5 billion 0.950%
Over $30 billion 0.850%

Institutional
First $500 million 0.950%
Next $500 million 0.900%
Next $4 billion 0.850%
Next $5 billion 0.840%
Next $5 billion 0.830%
Next $5 billion 0.820%
Next $5 billion 0.800%
Next $5 billion 0.750%
Over $30 billion 0.650%

72DD)                      1. Total income dividends for which record date passed during the period
        Investor Class                                           123
        Institutional Class                                           -

2. Dividends for a second class of open-end company shares
        R Class                                           1
        Advisor Class                                           4

73A)           1. Dividends from net investment income
        Investor Class                                           $0.1890
        Institutional Class                                           $0.2121
2. Dividends for a second class of open-end company shares
        R Class                                                      $0.1314
        Advisor Class                                                      $0.1602

74U)           1. Number of shares outstanding (000's omitted)
        Investor Class                                           678
        Institutional Class                                           2

2. Number of shares outstanding of a second class of open-end company shares (000'somitted)
        R Class                                           8
        Advisor Class                                           27

74V)           1. Net asset value per share (to nearest cent)
        Investor Class                                           $14.46
        Institutional Class                                           $14.56

2. Net asset value per share of a second class of open-end company shares (to nearestcent)
        R Class                                           $14.16
        Advisor Class                                           $14.31